EXHIBIT 10.21

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED BY MARKING SUCH PROTIONS WITH ASTERISKS (THE "MARK"). tHIS EXHIBIT WAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION WITHOUT THE MARK PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT.


                         ADVANCED TISSUE SCIENCES, INC.

                                 PROMISSORY NOTE

Up to $1,350,000.00                                     As of September 13, 2000
                                                            La Jolla, California

     FOR VALUE RECEIVED, the undersigned Maker promises to pay to the order of Advanced Tissue Sciences, Inc. (the "Corporation"), at its corporate offices at 10933 North Torrey Pines Road, La Jolla, California, 92037 the principal sum together with all accrued interest thereon that is outstanding under this Note upon the terms and conditions specified below. Maker may draw amounts against this Note up to the amount of One Million Three Hundred and Fifty Thousand Dollars ($1,350,000.00) related to any margin call associated with the attached margin agreement.

     1. INTEREST. Interest shall accrue on the unpaid balance outstanding from
        --------
time to time under this Note at the rate of [** ]% per annum, and shall be payable when the principal balance of this Note is payable pursuant to paragraph 2.

     2. PRINCIPAL. The entire principal balance of this Note, together with all
        ---------
accrued and unpaid interest, shall become due and payable in one lump sum on
[**              ].

     3. PAYMENT. Payment shall be made in lawful tender of the United States and
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shall be applied first to the payment of all accrued and unpaid interest and then to the payment of principal. Prepayment of the principal balance of this Note, together with all accrued and unpaid interest, may be made in whole or in part at any time without penalty. In the event Maker shall sell any shares of the Corporation's Common Stock secured by the attached margin agreement, Maker shall apply the proceeds from such sale (net of commissions, selling expenses and tax withholdings) toward payment of accrued and unpaid interest and then to the payment of principal of this Note.

     4. EVENTS OF ACCELERATION. The entire unpaid principal balance of this
        ----------------------
Note, together with all accrued and unpaid interest, shall become immediately due and payable prior to the specified due date of this Note upon the occurrence of one or more of the following events:

        A. the expiration of the one hundred eighty (180)-day period following the date the Maker ceases for any reason (other than death or Permanent Disability) to remain in the Corporation's employ; or

        B. the insolvency of the Maker, the commission of any act of bankruptcy by the Maker, the execution by the Maker of a general assignment for the benefit of creditors, the filing by or against the Maker of any petition in bankruptcy or any petition for relief under the provisions of the Federal bankruptcy act or any other state or Federal law for the relief of debtors and the continuation of such petition without dismissal for a period of sixty (60) days or more, the appointment of a receiver or trustee to take possession of any property or assets of the Maker or the attachment of or execution against any property or assets of the Maker.

     5. CANCELLATION OF NOTE. Should there occur a Corporate Transaction or a
        --------------------
Change in Control during the Maker's service as Chairman or Chief Executive Officer and his service in such capacity should subsequently terminate by reason of an Involuntary Termination or his death or Permanent Disability, then the outstanding unpaid balance of this Note (principal and all accrued interest) will immediately be cancelled, provided, that the Maker will be responsible for the payment to the Corporation of the federal and state income and employment withholding taxes applicable to such cancellation. The Corporation shall forthwith pay over to the appropriate taxing authorities a cash amount equal to the Maker's payment of federal and state income taxes and employment withholding taxes.

     6. EMPLOYMENT. For purposes of applying the provisions of this Note, and
        ----------
except as otherwise specifically provided herein, the Maker shall be considered to remain in the Corporation's employ for so long as the Maker renders services as an employee of the Corporation, any successor entity or one or more of the Corporation's fifty percent (50%) or more owned (directly or indirectly) subsidiaries.

     7. COLLECTION. This Note is a full recourse obligation of Maker. If action
        ----------
is instituted to collect this Note, the Maker promises to pay all costs and expenses (including reasonable attorney fees) incurred in connection with such action.

     8. WAIVER. A waiver of any term of this Note must be made in writing and
        ------
signed by a duly-authorized officer of the Corporation and any such waiver shall be limited to its express terms. No delay by the Corporation in acting with respect to the terms of this Note shall constitute a waiver of any breach, default, or failure of a condition under this Note. The Maker waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of interest on interest and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.

     9. CONFLICTING AGREEMENTS. In the event of any inconsistencies between the
        ----------------------
terms of this Note and terms of any other document related to the loan evidenced by the Note, the terms of this Note shall prevail.

     10. GOVERNING LAW. This Note shall be construed in accordance with the laws
         -------------
of the State of California.

     11. DEFINITIONS. For purposes of the this Note, the following definitions
         -----------
will be in effect:


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


         A. CHANGE IN CONTROL will mean a change in ownership or control of the Corporation effected through either of the following transactions:

            (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

            (ii) a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

         B. CORPORATE TRANSACTION will mean either of the following stockholder-approved transactions to which the Corporation is a party:

            (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

            (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

         C. INVOLUNTARY TERMINATION will mean the termination of the Maker's service as Chief Executive Officer of the Corporation by reason of:

            (i) the Maker's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

            (ii) the Maker's voluntary resignation following (A) a change in his position with the Corporation which materially reduces his duties and responsibilities or the level of management to which he reports,
          (B) a reduction in his level of compensation (including base salary, fringe benefits and target bonus percent under any corporate performance based bonus or incentive programs) by more than [**
                       ] or (C) a


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


          relocation of his place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without his consent.

         D. MISCONDUCT will mean the Maker's commission of any act of fraud, embezzlement or dishonesty, his unauthorized use or disclosure of the Corporation's confidential information or trade secrets, or any other intentional misconduct on his part adversely affecting the Corporation's business or affairs.

         E. PERMANENT DISABILITY will mean the Maker's inability to perform his normal duties for the Corporation by reason of any medically determinable physical or medical impairment expected to result in his death or to continue for a period of twelve (12) consecutive months or more.


                                                  /s/ Arthur J. Benvenuto
                                                 -----------------------------
                                                  MAKER:  Arthur J. Benvenuto


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